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                                                                    Exhibit 23.2


                       Independent Accountants' Consent


The Board of Directors
Smithway Motor Xpress Corp.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial and Operating Data" and "Experts" in the prospectus.


                                             /s/ KPMG Peat Marwick LLP
                                                 KPMG Peat Marwick LLP



Des Moines, Iowa
June 6, 1996